Exhibit 23.3

CONSENT OF EXPERT

We hereby consent to the use of our name contained in the technical reports on the Property in the Durango Mining District of Mexico dated July 19, 2013 entitled "Technical Report on the Avino Property" and the reference as an expert contained in Amendment No. 1 to Annual Report of Avino Silver & Gold Mines Ltd. on Form 20-F for the fiscal year ended December 31, 2012 filed with the Commission on November 19, 2013 and incorporated by reference to this Registration Statement.

Tetra Tech

Dated: December 19, 2013	By:	/s/ Hassan Ghaffari
Hassan Ghaffari, P.Eng.